Exhibit 10.1
SECOND AMENDMENT
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is effective as of March 6, 2007 by and among GENERAL CABLE INDUSTRIES, INC., a Delaware corporation (“Borrower”), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I of the Credit Agreement referenced below), the Lenders signatory hereto, and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as administrative agent (the “Administrative Agent”) for the Lenders and as collateral agent and security trustee (the “Collateral Agent”; and together with the Administrative Agent, the “Agents”) for the Secured Parties.
RECITALS
     WHEREAS, Borrower, Guarantors, the Administrative Agent, the Collateral Agent and Lenders entered into that certain Second Amended and Restated Credit Agreement dated as of November 23, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, Holdings proposes to issue senior unsecured notes (comprised of the “Fixed Rate Senior Unsecured Notes” and the “Floating Rate Senior Unsecured Notes” as defined in Section 1 hereafter) in an aggregate principal amount of up to $350.0 million (the “Senior Unsecured Notes Offering”) the proceeds of which are to be used to purchase, retire or otherwise acquire for value the existing Qualified Senior Notes;
     WHEREAS, in connection with the Senior Unsecured Notes Offering, Borrower has requested that Agents and the Lenders amend certain provisions of the Credit Agreement, all upon the terms and subject to the conditions as herein set forth;
     NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agents, Lenders, Borrower and the other Loan Parties agree as follows:
     Section 1. Amendments. Subject to the satisfaction of the applicable conditions set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:
     1.1 Clause (b) of the definition of the term “Borrowing Base” is amended and restated to read in its entirety as follows:
     (b) (A) at all times prior to the 2007 Indenture Date, the maximum amount permitted to be outstanding pursuant to Section 4.10(b)(3) of the Qualified Senior Note Indenture and (B) on the 2007 Indenture Date and all times thereafter, the maximum amount permitted to be outstanding pursuant to provisions in the Senior Unsecured Note Indenture, if any, that are of similar import as Section 4.10(b)(3) of the Qualified Senior Note Indenture.

     1.2 The phrase “(including the maximum amount permitted to be outstanding pursuant to Section 4.10(b)(3) of the Qualified Senior Note Indenture)” set forth in the definition of the term “Borrowing Base Certificate” is replaced with the phrase “(including the maximum amount permitted to be outstanding pursuant to (A) at all times prior to the 2007 Indenture Date, Section 4.10(b)(3) of the Qualified Senior Note Indenture and (B) on the 2007 Indenture Date and all times thereafter, provisions in the Senior Unsecured Note Indenture, if any, that are of similar import as Section 4.10(b)(3) of the Qualified Senior Note Indenture)”.
     1.3 The proviso set forth in clause (c) of the definition of the term “Restricted Payments” is amended and restated to read in its entirety as follows:
(provided, that neither the Convertible Senior Notes, the Fixed Rate Senior Unsecured Notes, the Floating Rate Senior Unsecured Notes nor the Qualified Senior Notes shall be deemed, for the purposes hereof, to be subordinated by reason of being unsecured)
     1.4 The following defined terms are added to Article I of the Credit Agreement in their proper alphabetical order:
     “First Redemption Date” shall mean November 15, 2007.
     “Fixed Rate Senior Unsecured Notes” shall mean Holdings’ Fixed Rate Senior Unsecured Notes due 2017 issued pursuant to the Senior Unsecured Note Indenture and any registered notes issued by Holdings in exchange therefor, pursuant to the Senior Unsecured Note Indenture, as contemplated by the registration rights agreement entered into in connection with the issuance of such Fixed Rate Senior Unsecured Notes.
     “Floating Rate Senior Unsecured Notes” shall mean Holdings’ Floating Rate Senior Unsecured Notes due 2015 issued pursuant to the Senior Unsecured Note Indenture and any registered notes issued by Holdings in exchange therefor, pursuant to the Senior Unsecured Note Indenture, as contemplated by the registration rights agreement entered into in connection with the issuance of such Floating Rate Senior Unsecured Notes.
     “Induced Repurchase Payments” shall mean, with respect to Qualified Senior Notes, (a) cash premium, and (b) related fees and expenses, in each case to be paid by Holdings to the holders of its Qualified Senior Notes to obtain their consents to the amendments to the Qualified Senior Note Indenture and to Holdings’ purchase, retirement or other acquisition for value of the Qualified Senior Notes after the Second Amendment Date as further described in the Senior Unsecured Notes Offering Circular, provided that the aggregate amount of such cash premiums referred to in clause (a) of this definition shall not exceed $30.0 million; provided, further, that the aggregate amount of such related fees and expenses referred to in clause (b) of this definition shall not exceed $10.0 million.
     “Second Amendment Date” shall mean March 6, 2007.
     “Senior Unsecured Note Indenture” shall mean that indenture, note purchase agreement or other agreement pursuant to which the Fixed Rate Senior Unsecured Notes

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and the Floating Rate Senior Unsecured Notes are issued having substantially the same business terms as the terms set forth on Exhibit SUN attached hereto and which has other terms, provisions and conditions as described in the Senior Unsecured Notes Offering Circular, as in effect on the 2007 Indenture Date.
     “Senior Unsecured Note Documents” shall mean the Senior Unsecured Note Indenture and other agreements pursuant to which the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes are issued as contemplated by the Senior Unsecured Notes Offering Circular and all other documents executed and delivered with respect to the Fixed Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes.
     “Senior Unsecured Notes Offering Circular” means that certain preliminary confidential offering circular draft dated March 5, 2007 with respect to the proposed issuance by Holdings of the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes (which offering circular is subject to the completion of any open terms or blanks in a manner which shall be no less favorable to the Administrative Agent or any Lender, and not materially less favorable to any Loan Party, than the terms of the Qualified Senior Notes being refinanced by the proceeds of the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes).
     “Specified Foreign Currency Hedging Agreement” shall mean (i) that certain ISDA Master Agreement (and related Schedule and Confirmations) between Holdings and Bank of America, N.A., dated as of October 13, 2005, the Continuing Unconditional Guaranty by the Borrower, dated as of October 13, 2005, and other related documents, each as in effect and in existence on or before the Second Amendment Date, as the same may be extended as agreed by Holdings and the applicable counterparty thereto (provided, however, that the termination date of any such Hedging Agreement may not be extended beyond the Maturity Date), (ii) that certain ISDA Master Agreement (and related Schedule and Confirmations) between Holdings and Merrill Lynch Capital Services, Inc., dated as of October 13, 2005, the Continuing Unconditional Guaranty by the Borrower, dated as of October 13, 2005, and other related documents, each as in effect and in existence on or before the Second Amendment Date, as the same may be extended as agreed by Holdings and the applicable counterparty thereto (provided, however, that the termination date of any such Hedging Agreement may not be extended beyond the Maturity Date), (iii) any replacements of the Specified Foreign Currency Hedging Agreements referred to in clause (i) and clause (ii) of this definition and related other documentation entered into by Holdings in form and substance reasonably acceptable to the Administrative Agent or with such changes in terms that are no less favorable than those contained in the Specified Foreign Currency Hedging Agreements and related documents being replaced and (iv) any additional Hedging Agreement and other documentation entered into by Holdings from time to time after the Second Amendment Date in form and substance reasonably acceptable to the Administrative Agent evidencing any cross currency swap transaction with Holdings that is substantially similar to the transactions contemplated by the Specified Foreign Currency Hedging Agreements referred to in clause (i) and clause (ii) of this definition.

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“2007 Indenture Date” means the one, single date of each of (i) the Senior Unsecured Note Indenture, and (ii) the issuance of the Floating Rate Senior Unsecured Notes and the Fixed Rate Senior Unsecured Notes.
     1.5 The definition of “Transaction Documents” is amended and restated to read in its entirety as follows:
     ”Transaction Documents” shall mean the Equity Financing Documents, Qualified Senior Note Documents, Senior Unsecured Note Documents, Convertible Senior Note Documents and the Loan Documents.
     1.6 Section 5.17 of the Credit Agreement is amended and restated in its entirety to read as follows:
     SECTION 5.17 Senior Unsecured Note Documents. Promptly on the 2007 Indenture Date, Borrower shall deliver to Agent an officer’s certificate, in form and substance reasonably satisfactory to Agent, from the Borrower, certifying and representing that attached thereto is the true, correct and complete copy of the Senior Unsecured Note Documents (together with all annexes, attachments, exhibits and schedules attached thereto).
     1.7 Section 6.01(b) of the Credit Agreement is amended and restated in its entirety to read as follows:
     (b) (i) Indebtedness actually outstanding on the Original Closing Date and listed on Schedule 6.01(b), (ii) refinancings or renewals thereof; provided, that (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced, plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (B) such refinanced Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced and (C) the covenants, events of default subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced, (iii) the Qualified Senior Notes (including any notes issued in exchange therefor in accordance with the registration rights document entered into in connection with the issuance of the Qualified Senior Notes), (iv) the Convertible Senior Notes, (v) the Fixed Rate Senior Unsecured Notes and (vi) the Floating Rate Senior Unsecured Notes; provided, that, that in the case of the Fixed Rate Senior Unsecured Notes referred to in clause (v) and the Floating Rate Senior Unsecured Notes referred to in clause (vi), (A) the aggregate principal amount of the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes shall not exceed $350.0 million, (B) holders of a majority in aggregate principal amount of the outstanding Qualified Senior Notes consent to a tender offer for the Qualified Senior Notes on or before the 2007 Indenture Date and such Qualified Senior Notes are purchased, retired or otherwise acquired for value from the proceeds of the issuance of the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes, (C) the appropriate parties shall have executed and delivered amendments to the

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Qualified Senior Note Indenture described in the Senior Unsecured Notes Offering Circular, and (D) if less than 100% of the outstanding Qualified Senior Notes are purchased, retired or otherwise acquired for value on the 2007 Indenture Date, Holdings shall use its commercially reasonable efforts to purchase, retire or otherwise acquire for value the remaining outstanding Qualified Senior Notes and fund the Induced Repurchase Payments on or before the First Redemption Date.
     1.8 Clause (iii) of Section 6.01(c) of the Credit Agreement is amended and restated in its entirety to read as follows:
     (iii) under Specified Hedging Agreements constituting Interest Rate Protection Agreements (A) at all times prior to the 2007 Indenture Date, entered into to exchange fixed rate of interest on not more than $100.0 million of aggregate principal amount of outstanding Indebtedness evidenced by the Qualified Senior Notes, for floating rate of interest thereon and (B) on the 2007 Indenture Date and all times thereafter, entered into to exchange fixed rate of interest on not more than $100.0 million of aggregate principal amount of outstanding Indebtedness evidenced by the Fixed Rate Senior Unsecured Notes, for floating rate of interest thereon;
     1.9 Section 6.01(l) of the Credit Agreement is amended by (x) deleting the word “or” appearing at the end of clause (iv) thereof, (y) adding the word “or” at the end of clause (v) thereof and (z) adding new clause (vi) thereto, which shall read in its entirety as follows:
     (vi) of Domestic Subsidiaries of Holdings incurred pursuant to (A) guarantees in respect of Indebtedness referred to in Section 6.01(b)(iii) as contemplated by the Qualified Senior Note Indenture, (B) guarantees in respect of Indebtedness referred to in Section 6.01(b)(iv) as contemplated by the Convertible Senior Note Indenture and (C) guarantees in respect of Indebtedness referred to in Sections 6.01(b)(v) and 6.01(b)(vi) as contemplated by the Senior Unsecured Notes Offering Circular.
     1.10 Section 6.04(c) of the Credit Agreement is amended by adding at the end thereof the following phrase “(it being understood and agreed that the Hedging Agreements evidencing any cross currency swap transaction with Holdings that is substantially similar to the transactions contemplated by the Specified Foreign Currency Hedging Agreements referred to in clause (i) and clause (ii) of the definition of the term “Specified Foreign Currency Hedging Agreements” shall be deemed to be entered into in the ordinary course of business for the purposes of this Agreement)”.
     1.11 Section 6.04(m) of the Credit Agreement is amended and restated in its entirety to read as follows:
     (m) Borrower may make intercompany loans and advances to Holdings solely for the purpose of:
     (i) Holdings’ repurchasing, so long as all proceeds thereof are in fact promptly used by Holdings to repurchase, outstanding shares of its common stock following the death, disability, retirement or termination of employment of employees, officers or directors of any Company as long as (A) such loans and

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advances in the aggregate shall not exceed $500,000 in any fiscal year of Holdings less any Restricted Payments made pursuant to Section 6.06(d)(i) in such fiscal year and (B) no Event of Default has occurred and is continuing and no Default would result after giving effect to any such Restricted Payment;
     (ii) Holdings’ paying, so long as all proceeds thereof are in fact promptly used by Holdings to pay, its income tax and income taxes pursuant to the Tax Sharing Agreement, in accordance with Section 6.07(e), in each case when and as due;
     (iii) Holdings’ paying, so long as all proceeds thereof are in fact promptly used by Holdings to pay, scheduled semi-annual interest on (A) the Convertible Senior Notes, (B) the Qualified Senior Notes, and (C) the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes;
     (iv) Holdings’ making, so long as all proceeds thereof are in fact promptly used by Holdings to make, Restricted Payments with respect to Convertible Preferred Stock elected to be made by Holdings in cash for the current quarter dividend period (commencing with the first such quarterly dividend period ending February 24, 2004);
     (v) Holdings’ (x) paying cash dividends with respect to its common stock, (y) repurchasing outstanding shares of its common stock other than the common stock described in clause (i) above, or (z) making the Induced Conversion Payments (or any combination of the foregoing items (x), (y) and (z)) as long as (A) all proceeds thereof are in fact promptly used by Holdings for one or more of the purposes set forth in the foregoing items (x), (y) and (z), (B) the aggregate amount of all such loans and advances made after the Second Amendment Date shall not exceed $125.0 million less any Restricted Payments made pursuant to Section 6.06(d)(v), (C) average daily Excess Availability for the 90-day period preceding each such loan or advance would have exceeded $100.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $100.0 million for at least 90 days following such loan or advance and (D) no Event of Default has occurred and is continuing and no Default would result after giving effect to any such loan or advance; and
     (vi) Holdings’ redeeming, repurchasing, retiring, defeasing or otherwise acquiring for value (x) Qualified Senior Notes, as long as (A) all proceeds thereof are in fact promptly used by Holdings for such purpose, (B) the aggregate amount of all such loans and advances made after the First Amendment Date shall not exceed $285.0 million less any Restricted Payments made pursuant to Section 6.06(d)(vi)(x), (C) average daily Excess Availability for the 90-day period preceding each such loan or advance would have exceeded $75.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $75.0 million for at least 90 days following such loan or advance and (D) no Event of

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Default has occurred and is continuing and no Default would result after giving effect to any such loan or advance and (y) on the 2007 Indenture Date and all times thereafter, the Floating Rate Senior Unsecured Notes, as long as (A) all proceeds thereof are in fact promptly used by Holdings for such purpose, (B) the aggregate amount of all such loans and advances made after the Second Amendment Date shall not exceed $200.0 million less any Restricted Payments made pursuant to Section 6.06(d)(vi)(y), (C) average daily Excess Availability for the 90-day period preceding each such loan or advance would have exceeded $75.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $75.0 million for at least 90 days following such loan or advance and (D) no Event of Default has occurred and is continuing and no Default would result after giving effect to any such loan or advance;
provided, that each loan and advance referenced in clauses (i), (ii), (iii), (iv), (v) and (vi) above shall simultaneously be recorded on Borrower’s ledger as an intercompany loan and shall be evidenced by a promissory note in substantially the form of Exhibit L, which shall be pledged (and delivered) by Borrower as Collateral pursuant to the Security Agreements and which shall be subordinated to the Obligations pursuant to such promissory notes;
     1.12 Section 6.06(d) of the Credit Agreement is amended and restated in its entirety to read as follows:
     (d) Borrower may make cash Restricted Payments to Intermediate Holdings, provided, that Intermediate Holdings contemporaneously uses the proceeds of such Restricted Payments to make Restricted Payments in the same amount to Holdings solely for the purpose of:
     (i) Holdings’ repurchasing, so long as all proceeds thereof are in fact promptly used by Holdings to repurchase, outstanding shares of its common stock following the death, disability, retirement or termination of employment of employees, officers or directors of any Company as long as (A) such Restricted Payments in the aggregate shall not exceed, together with the intercompany loans and advances under Section 6.04(m)(i), $500,000 in any fiscal year of Holdings and (B) no Event of Default has occurred and is continuing and no Default would result after giving effect to any such Restricted Payment (and Holdings may make such repurchases);
     (ii) Holdings’ paying, so long as all proceeds thereof are in fact promptly used by Holdings to pay, its income tax and income taxes pursuant to the Tax Sharing Agreement, in accordance with Section 6.07(e), in each case when and as due (and Holdings may make such payments);
     (iii) Holdings’ paying, so long as all proceeds thereof are in fact promptly used by Holdings to pay, scheduled semi-annual interest on (A) the

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Convertible Senior Notes, (B) the Qualified Senior Notes, and (C) the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes;
     (iv) Holdings’ making, so long as all proceeds thereof are in fact promptly used by Holdings to make, Restricted Payments with respect to Convertible Preferred Stock elected to be made by Holdings in cash for the current quarter dividend period (commencing with the first such quarterly dividend period ending February 24, 2004) (and Holdings may make such Restricted Payments);
     (v) Holdings’ (x) paying cash dividends with respect to its common stock, (y) repurchasing outstanding shares of its common stock other than the common stock described in clause (i) above, or (z) making the Induced Conversion Payments (or any combination of the foregoing items (x), (y) and (z)) as long as (A) all proceeds thereof are in fact promptly used by Holdings for one or more of the purposes set forth in the foregoing items (x), (y) and (z), (B) the aggregate amount of all such Restricted Payments made after the Second Amendment Date shall not exceed, together with the intercompany loans and advances under Section 6.04(m)(v), $125.0 million, (C) average daily Excess Availability for the 90-day period preceding each such Restricted Payment would have exceeded $100.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $100.0 million for at least 90 days following such Restricted Payment and (D) no Event of Default has occurred and is continuing and no Default would result after giving effect to any such Restricted Payment (and Holdings may pay such cash dividends, repurchases and Induced Conversion Payments); and
     (vi) Holdings’ redeeming, repurchasing, retiring, defeasing or otherwise acquiring for value (x) Qualified Senior Notes as long as (A) all proceeds thereof are in fact promptly used by Holdings for such purpose, (B) the aggregate amount of all such Restricted Payments made after the First Amendment Date shall not exceed, together with the intercompany loans and advances under Section 6.04(m)(vi)(x), $285.0 million, (C) average daily Excess Availability for the 90-day period preceding each such Restricted Payment would have exceeded $75.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $75.0 million for at least 90 days following such Restricted Payment and (D) no Event of Default has occurred and is continuing and no Default would result after giving effect to any Restricted Payment (and Holdings may so redeem, repurchase, retire, defease or otherwise acquire for value Qualified Senior Notes) and (y) on the 2007 Indenture Date and all times thereafter, the Floating Rate Senior Unsecured Notes, as long as (A) all proceeds thereof are in fact promptly used by Holdings for such purpose, (B) the aggregate amount of all such Restricted Payments made after the Second Amendment Date shall not exceed, together with the intercompany loans and advances under Section 6.04(m)(vi)(y), $200.0 million, (C) average daily Excess Availability for

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the 90-day period preceding each such Restricted Payment would have exceeded $75.0 million (after giving effect to any Revolving Loans funded in connection therewith as if made on the first day of such period) and is reasonably expected to exceed $75.0 million for at least 90 days following such Restricted Payment and (D) no Event of Default has occurred and is continuing and no Default would result after giving effect to any Restricted Payment (and Holdings may so redeem, repurchase, retire, defease or otherwise acquire for value Floating Rate Senior Unsecured Notes);
     1.13 The following new Section 6.06(g) is added to Article VI of the Credit Agreement:
     (g) Holdings may purchase, retire or otherwise acquire for value all (but not less than all) of the outstanding Qualified Senior Notes and make the Induced Repurchase Payments; provided that if less than 100% of the outstanding Qualified Senior Notes are purchased, retired or otherwise acquired for value on the 2007 Indenture Date, Holdings shall use its commercially reasonable efforts to purchase, retire, redeem or otherwise acquire for value the remaining outstanding Qualified Senior Notes by the First Redemption Date.
     1.14 Section 6.09 of the Credit Agreement is amended and restated in its entirety to read as follows:
     SECTION 6.09 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, or Other Constitutive Documents, By-laws and Certain Other Agreements, etc. (i) Amend or modify, or permit the amendment or modification of, any provision of existing Indebtedness or of any agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating thereto other than any amendments or modifications to Indebtedness which do not in any way materially adversely affect the interests of the Lenders and are otherwise permitted under Section 6.01(b); (ii) except as required by (A) Sections 4.08 and 4.11(e) of the Qualified Senior Note Indenture, and except as permitted by Section 6.04(m)(vi)(x), Section 6.06(d)(vi)(x) or Section 6.06(g) hereof, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any indebtedness outstanding under the Qualified Senior Notes; (iii) amend or modify, or permit the amendment or modification of, any provision of any Qualified Senior Notes or any agreement (including any Qualified Senior Note Documents) relating thereto other than either amendments or modifications which do not in any way materially adversely affect the interests of the Lenders and which are effected to make technical corrections to the respective documentation and other than amendments to the Qualified Senior Note Indenture described in the Senior Unsecured Notes Offering Circular; (iv) on the 2007 Indenture Date and all times thereafter, except as required by provisions in the Senior Unsecured Note Indenture, if any, that are of similar import as Sections 4.08 and 4.11(e) of the Qualified Senior Note Indenture and except as permitted by Section 6.04(m)(vi)(y) or Section 6.06(d)(vi)(y) hereof, make (or give any notice in respect thereof) any voluntary or optional payment or

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prepayment on or acquisition for value of, or any prepayment as a result of any asset sale, change of control or similar event of, any indebtedness outstanding under the Fixed Rate Senior Unsecured Notes or the Floating Rate Senior Unsecured Notes; (v) amend or modify, or permit the amendment or modification of, any provision of any Fixed Rate Senior Unsecured Notes or any Floating Rate Senior Unsecured Notes or any agreement (including any Senior Unsecured Note Documents) relating thereto other than amendments or modifications which do not in any way materially adversely affect the interests of the Lenders and which are effected to make technical corrections to the respective documentation; (vi) except for any offer to repurchase all or any portion of the Convertible Senior Notes that Holdings is required to make pursuant to and in accordance with the Convertible Senior Note Indenture, make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any indebtedness outstanding under the Convertible Senior Notes; (vii) amend or modify, or permit the amendment or modification of, any provision of any Convertible Senior Notes or any agreement (including any Convertible Senior Note Document) relating thereto other than amendments or modifications which do not in any way materially adversely affect the interests of the Lenders and which are effected to make technical corrections to the respective documentation; (viii) amend or modify, or permit the amendment or modification of, any other Transaction Document, in each case except for amendments or modifications which are not in any way adverse in any material respect to the interests of the Lenders; or (ix) amend, modify or change its articles of incorporation or other constitutive documents (including by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its capital stock (including any shareholders’ agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications, agreements or changes pursuant to this clause (ix) or any such new agreements pursuant to this clause (ix) which do not in any way materially adversely affect in any material respect the interests of the Lenders; and provided, that Holdings may issue such capital stock as is not prohibited by Section 6.11 or any other provision of this Agreement and may amend articles of incorporation or other constitutive documents to authorize any such capital stock.
     1.15 Section 6.10(iii) of the Credit Agreement is amended and restated in its entirety to read as follows:
     (iii) (A) the Convertible Senior Note Documents, (B) the Qualified Senior Note Documents, and (C) on the 2007 Indenture Date and all times thereafter, the Senior Unsecured Note Documents;
     1.16 Section 6.16 of the Credit Agreement is amended and restated in its entirety to read as follows:
     SECTION 6.16 No Negative Pledges. Directly or indirectly enter into or assume any agreement (other than (A) this Agreement, (B) the Convertible Senior Note Documents (B) the Qualified Senior Note Documents, and (C) on the 2007 Indenture Date and all times thereafter, Senior Unsecured Note Documents) prohibiting the creation

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or assumption of any Lien upon the properties or assets of any Company (other than a Foreign Subsidiary), whether now owned or hereafter acquired, except for Property subject to purchase money security interests, operating leases and capital leases.
     1.17 Section 6.19(a) of the Credit Agreement is amended and restated in its entirety to read as follows:
     (a) Except for the ownership interest in Real Property set forth in Schedule 6.18 (and Indebtedness evidenced by Qualified Senior Notes, the Fixed Rate Senior Unsecured Notes and the Floating Rate Senior Unsecured Notes), (i) permit any Holding Company to engage in any trade or business other than providing administrative and managerial services on behalf of the Companies      , (ii) own any assets (other than Equity Interests and Indebtedness, including intercompany Indebtedness, which were pledged to the Collateral Agent on the Original Closing Date) or (iii) incur any liability (other than Indebtedness permitted to be outstanding with respect to and/or incurred by such Holding Company under Section 6.01) in an aggregate amount that exceeds $25,000.
     1.18 Exhibit SUN attached hereto is added to the Credit Agreement as Exhibit SUN thereto.
     1.19 Exhibit SHA attached to the Credit Agreement is hereby deleted.
Section 2. Conditions to Effectiveness. This Amendment shall be effective upon satisfaction of the following conditions precedent:
(a) This Amendment shall have been executed and delivered by the Required Lenders and the Loan Parties;
(b) The representations and warranties contained herein shall be true and correct in all respects;
(c) No Event of Default or Default shall exist on the date hereof; and
(d) The Administrative Agent shall have received such other documents as it may reasonably require.
Section 3. Representations and Warranties of Loan Parties.
     3.1 The execution, delivery and performance by each Loan Party of this Amendment has been duly authorized by all necessary corporate action and this Amendment is a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);
     3.2 After giving effect to this Amendment and the consummation of the Senior Unsecured Notes Offering, each of the representations and warranties contained in the Credit

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Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date; and
     3.3 Neither the execution, delivery and performance of this Amendment by each Loan Party nor the consummation of the transactions contemplated hereby does or shall contravene, result in a breach of, or violate (i) any provision of such Loan Party’s certificate or articles of incorporation or bylaws, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Loan Party or any of its Subsidiaries is a party or by which such Loan Party or any of its Subsidiaries or any of their property is bound, except in any such case to the extent such conflict or breach has been waived by a written waiver document, a copy of which has been delivered to the Agents on or before the date hereof.
Section 4. Reference to and Effect upon the Credit Agreement.
     4.1 Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     4.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute an amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.
     4.3 Each Loan Party acknowledges and agrees that the execution and delivery by Agents and Required Lenders of this Amendment shall not be deemed (i) to create a course of dealing or otherwise obligate Agents or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (ii) to amend, relinquish or impair any right of Agents or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Amendment.
     4.4 Each Loan Party affirms and acknowledges that this Amendment constitutes a Loan Document under the Credit Agreement and any reference to the Loan Documents under the Credit Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise specify.
Section 5. Costs and Expenses. As provided in Section 11.03 of the Credit Agreement, Borrower agrees to reimburse Agents for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.
Section 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

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Section 7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
Section 8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof, and such party shall promptly follow its facsimile signature page by mailing of a hard copy original.
[Signature Pages Follow]

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

BORROWER: GENERAL CABLE INDUSTRIES, INC., as the Borrower
By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President

AGENT: MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as a Lender, Swingline Lender, Administrative Agent and Collateral Agent
By:	/s/ Brian Boczkowski
Name:	Brian Boczkowski
Title:	Vice President

LENDERS: RZB Finance LLC , as a Lender

By:	/s/ Christoph Hoedl
Name:	Christoph Hoedl
Title:	Group Vice President

LENDERS: Wells Fargo Foothill, LLC , as a Lender

By:	/s/ Mark Bradford
Name:	Mark Bradford
Title:	Vice President

LENDERS: LaSalle Business Credit, LLC , as a Lender

By:	/s/ Mitchell J. Tarvid
Name:	Mitchell J. Tarvid
Title:	First Vice President

LENDERS: GENERAL ELECTRIC CAPITAL CORPORATION , as a Lender

By:	/s/ Dwayne Coker
Name:	Dwayne Coker
Title:	Duly Authorized Signatory

LENDERS: National City Business Credit, Inc. , as a Lender

By:	/s/ Jeffrey W. Swartz
Name:	Jeffrey W. Swartz
Title:	Vice President

LENDERS: Webster Business Credit , as a Lender

By:	/s/ Julian Vigoer
Name:	Julian Vigoer
Title:	Assistant Vice President

LENDERS: JP Morgan Chase Bank, N.A. , as a Lender

By:	/s/ Beverly J. Gray
Name:	Beverly J. Gray
Title:	Regional Portfolio

LENDERS: UPS CAPITAL CORPORATION , as a Lender

By:	/s/ John P. Holloway
Name:	John P. Holloway
Title:	Director of Portfolio Management

LENDERS: THE CIT CROUP/BUSINESS CREDIT, INC. , as a Lender

By:	/s/ Kim Nguyen
Name:	Kim Nguyen
Title:	Vice President

LENDERS: BANK OF AMERICA, N.A. , as a Lender

By:	/s/ Navneet Khana
Name:	Navneet Khana
Title:	Vice President

LENDERS: PNC BANK, N.A. , as a Lender

By:	/s/ James P. Sierakowski
Name:	James P. Sierakowski
Title:	Vice President

LENDERS: Wachovia Capital Finance Corporation (Central) , as a Lender

By:	/s/ Laura Wheeland
Name:	Laura Wheeland
Title:	Vice President

The following Persons are signatories to this Amendment in their capacity as Loan Parties. GENERAL CABLE CORPORATION, as a Loan Party, Borrowing Base Guarantor and Guarantor
By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President

GK TECHNOLOGIES, INCORPORATED, as a Loan Party, Borrowing Base Guarantor and Guarantor
By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President

GENERAL CABLE INDUSTRIES, LLC, as a Loan Party, Borrowing Base Guarantor and Guarantor
By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President

GENERAL CABLE TECHNOLOGIES CORPORATION, as a Loan Party, Borrowing Base Guarantor and Guarantor
By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President

GENERAL CABLE TEXAS OPERATIONS, L.P., as a Loan Party, Borrowing Base Guarantor and Guarantor

By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President

GENERAL CABLE INDUSTRIES, INC., its general partner
By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President

MARATHON MANUFACTURING HOLDINGS, INC., as a Loan Party and Guarantor
By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President

GENERAL CABLE OVERSEAS HOLDINGS, INC., as a Loan Party and Guarantor
By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President

GENERAL CABLE MANAGEMENT LLC, as a Loan Party and Guarantor
By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President

DIVERSIFIED CONTRACTORS, INC., as a Loan Party and Guarantor
By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President

MLTC COMPANY, as a Loan Party and Guarantor
By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President

MARATHON STEEL COMPANY, as a Loan Party and Guarantor
By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President

GENCA CORPORATION, as a Loan Party and Guarantor
By:	/s/ Robert J. Siverd
Name:	Robert J. Siverd
Title:	Executive Vice President

EXHIBIT SUN TO
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT
INDICATIVE TERMS FOR GENERAL CABLE CORP
SENIOR UNSECURED NOTES

Issuer:	General Cable Corp
Guarantors:	All Domestic Subsidiaries
Distribution:	144A with reg. rights
Issue:	Senior Notes
Security:	Unsecured
Assumed Ratings:	[B1/B+]
Structure:	Fixed Rate Notes	Floating Rate Notes
Amount:	$150 - $250 million	$100 - $200 million
Currency:	$	$
Maturity/Call Feature:	8NC4 - 10NC5*	8NC1 - 8NC2**
Covenants:	Standard High Yield

*	8 year term/no call first 4 years — 10 year term/no call first 5 years.

**	8 year term/no call first year — 8 year term/no call first 2 years.
Note: Amount; maturity/call feature; and pricing subject to market conditions.